                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Innkeepers USA Trust on Form S-3 (File Nos. 33-97932, 333-20309, 333-31923,
333-37505, 333-53919, 333-53955, 333-58811 and 333-70873), of our reports (i)
dated February 19, 1999, except for Note 8 as to which the date is March 1, 1999, on our audits of the consolidated financial statements of Innkeepers USA Trust as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996; (ii) dated February 19, 1999 on our audit of the financial statement schedule of Innkeepers USA Trust as of December 31, 1998; and (iii) dated March 19, 1999 on our audits of the combined financial statements of Innkeepers Hospitality as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are included in, or incorporated by reference, in this Annual Report on Form 10-K.


                                          PricewaterhouseCoopers LLP

Dallas, Texas
March 26, 1999